Exhibit 99.1

Reliant Bancorp, Inc. Reports Improved Second Quarter 2020 Results

Net Income Up 26.3% to $0.48 Per Diluted Common Share Compared to 2019

97 Basis Points of Margin Expansion / First Advantage Merger Successfully Completed

BRENTWOOD, Tenn.--(BUSINESS WIRE)--July 23, 2020--Reliant Bancorp, Inc. (“Reliant Bancorp” or the “Company”) (Nasdaq: RBNC), the parent company for Reliant Bank (“Reliant” or the “Bank”), reported net income attributable to common shareholders of $7.9 million, or $0.48 per diluted common share, for the second quarter of 2020 compared to net income available to common shareholders of $4.2 million, or $0.38 per diluted common share, for the second quarter of 2019. The results for the second quarter of 2020 included $2.6 million of merger related expenses and $5.2 million of purchase accounting adjustments related to the acquisitions of First Advantage Bank and Community Bank & Trust.

DeVan Ard Jr., Reliant Bancorp's Chairman and CEO, stated, "Our team delivered an excellent quarter despite the challenges of operating in a pandemic. We completed the First Advantage Bank merger and successfully converted their core system on time and with minimal customer disruption. We also assisted over 850 new and existing customers with $83.3 million in Paycheck Protection Program loans, which were a lifeline for many small businesses, allowing them to keep their doors open and continue paying their employees."

Ard continued, “We have begun to realize significant synergies from the Community Bank & Trust and First Advantage Bank mergers. Second quarter 2020 net interest income increased 75% over the first quarter of 2020, and our margin expanded by 97 basis points, driven by sharply lower funding costs and stable loan yields. Despite strong production, loan growth in the second quarter of 2020 was muted due to a dramatic economic slowdown, but core deposits, exclusive of the deposits acquired from First Advantage Bank, grew by 44% on an annualized basis. Finally, credit quality remained strong. We reported no net charge-offs for the quarter, and continued building our reserve to address potential COVID-19-related risks.”

Quarterly Highlights

Increase in Net Interest Income Driven by Solid Margin Improvement and Loan Portfolio Growth

Net interest income for the quarter was $30.0 million, a linked-quarter increase of $12.8 million, or 75.0%. Loans held for investment increased $697.6 million from the linked quarter to $2.3 billion at June 30, 2020. Much of this growth can be attributed to the acquisition of the First Advantage Bank loan portfolio, which totaled $638.8 million at June 30, 2020.

Net interest margin improved to 4.58% at June 30, 2020, a 97 basis point linked-quarter increase; the core net interest margin, which excludes purchase accounting accretion and tax credits, was 3.70%, a 26 basis point linked-quarter increase. The margin expansion was due to a 75 basis point increase in our yield on loans held for investment and a 39 basis point decline in our cost of funds. The increase in loan yield can be partially attributed to $4.2 million of purchase accounting accretion realized during the second quarter of 2020 and the addition of the First Advantage Bank loan portfolio, which provided a 6.01% yield at March 31, 2020. The decrease in cost of funds can be attributed to our success in gathering and retaining core deposits obtained both organically and through acquisition, general market rate decline, and a reduced reliance on more expensive wholesale funding. At June 30, 2020, customer deposits comprised 86.1% of total deposits compared to 79.9% of total deposits at March 31, 2020; non-time deposits grew $594.3 million, or 60.3%, in the same period. In addition, $1.0 million of purchase accounting accretion was realized during the second quarter of 2020 for acquired certificates of deposit and Federal Home Loan Bank advances.

Our continued focus on improving the earning-asset mix also contributed to margin expansion, as loans held for investment increased to 84.2% of average earning assets at June 30, 2020 compared to 78.1% at June 30, 2019.

Delivering Balance Sheet Growth Through Strong, In-Market Relationships and Strategic Acquisitions

Loans held for investment increased $697.6 million from the linked quarter, and $1.0 billion year-over-year. The linked-quarter increase can primarily be attributed to the acquisition of the First Advantage Bank loan portfolio which totaled $638.8 million at June 30, 2020. Loan originations during the quarter totaled $270.9 million at a weighted-average coupon rate of 3.65%; the weighted average coupon rate was 4.83% when $83.3 million of PPP loans at a 1% coupon are excluded.

Year-over-year loan growth was impacted by the acquired loan portfolios from both First Advantage Bank and Community Bank & Trust, which totaled $638.8 million and $154.5 million, respectively at June 30, 2020. Organic year-over-year loan growth totaled $211.4 million or 16.1%.

Deposits increased $807.6 million from the linked quarter and $979.8 million year-over-year. The linked-quarter increase can primarily be attributed to the acquisition of the First Advantage Bank deposit portfolio, which totaled $607.6 million at June 30, 2020. Non-interest-bearing deposits increased $199.1 million from the linked quarter; non-interest-bearing deposits acquired from First Advantage Bank accounted for $79.3 million of the increase and organic growth accounted for $119.8 million of the increase. Ard stated, "While several factors contributed to the size of our linked-quarter increase in non-interest-bearing deposits, including a slowing economy and an extended deadline for making estimated tax payments, our team's focus on core deposit growth has produced excellent results for the past several quarters. This deposit initiative will remain a core focus of the team and I am confident in their continued success."

Year-over-year deposit growth can be attributed primarily to acquired deposit portfolios from both First Advantage Bank and Community Bank & Trust, which totaled $607.6 million and $223.3 million, respectively, at June 30, 2020. Organic year-over-year deposit growth totaled $148.9 million or 9.6%.

Maintaining a Track Record of Financial Strength and Superior Credit Quality

Stockholders’ equity increased $60.9 million from the linked quarter to $295.5 million at June 30, 2020. The linked-quarter increase is primarily due to the acquisition of First Advantage Bancorp, Inc., which increased capital by $51.9 million. Both the Company and Bank continue to meet the criteria to be classified as "Well Capitalized" under applicable banking regulations. Tangible book value per share declined from the linked quarter by $0.48, or 3.3% to $13.96 at June 30, 2020, primarily as a result of the First Advantage Bancorp, Inc. transaction.

Credit quality remains strong. Nonperforming loans accounted for 0.33% of total loans held for investment and nonperforming assets accounted for 0.34% of total assets at June 30, 2020. The allowance for loan loss was 0.79% of loans held for investment (1.73% including unamortized purchased loan discounts) at June 30, 2020. A $3.0 million provision was recognized during the quarter driven by risk factors related to the COVID-19 pandemic. The allowance was further bolstered by a $0.7 million recovery realized during the quarter. The acquired loan portfolios from First Advantage Bank and Community Bank & Trust are reserved for through fair value marks that consider both credit quality and changes in interest rates.

Conclusion

Ard concluded, "Our Company is well positioned as we move into the second half of 2020, as substantially all merger costs have been recognized and we should continue realizing efficiencies and other benefits from our larger, consolidated company. We began seeing increased activity in the loan pipeline at the end of the second quarter and expect to see increased loan originations in the third quarter. We have strengthened our team by adding and quickly integrating talented bankers and we now stand as one company ready to serve the needs of our customers and our communities."

Conference Call Information

The Company will hold a conference call to discuss second quarter 2020 results on Friday, July 24, 2020, at 9:00 a.m. CDT, and the earnings conference call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1855/35629. A link to these events can be found on the Company’s website (https://www.reliantbank.com) under the tab titled "Investor Relations."

Following the live broadcast, the webcast replay will be available on the Company's website (https://www.reliantbank.com) under the tab titled "Investor Relations" followed by the tab titled "News & Market Information" followed by the tab titled "Event Calendar" followed by the tab titled "Past Events" and will be available for 12 months.

About Reliant Bancorp, Inc. and Reliant Bank

Reliant Bancorp, Inc. is a Brentwood, Tennessee-based financial holding company which, through its wholly owned subsidiary Reliant Bank, operates banking centers in Cheatham, Davidson, Hamilton, Hickman, Maury, Montgomery, Robertson, Rutherford, Sumner, and Williamson counties, Tennessee. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending, and mortgage products and services to business and consumer customers. As of June 30, 2020, Reliant Bancorp had approximately $3.0 billion in total consolidated assets, approximately $2.3 billion in loans and approximately $2.5 billion in deposits. For additional information, locations and hours of operation, please visit www.reliantbank.com.

Financial Measures

This document contains non-GAAP (Generally Accepted Accounting Principles) financial measures. The non-GAAP measures in this release include “adjusted net interest margin,” “adjusted net income (loss) attributable to common shareholders and related impact,” “average tangible stockholders’ equity,” “ROATCE,” “adjusted ROATCE,” “tangible assets,” “tangible equity,” “TBVPS,” “core bank efficiency ratio (excludes mortgage segment and merger expense),” and “adjusted loan loss allowance.” We believe these non-GAAP measures provide useful information to investors because these are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe certain purchase accounting adjustments, income relating to the recoveries of purchased credit impaired loans, and merger expenses do not necessarily reflect the operational performance of the business in these periods; accordingly, it is useful to consider these line items with and without such adjustments. We believe this presentation also increases comparability of period-to-period results.

Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by other companies. We caution investors not to place undue reliance on such non-GAAP measures, but instead to consider them with the most directly comparable GAAP measure. Non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for our results as reported under GAAP.

Forward-Looking Statements

All statements, other than statements of historical fact, included in this release and any oral statements made regarding the subject of this release, including in the conference call referenced herein, that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to core deposit growth remaining a Company initiative and the continued success of this initiative, the Company being well positioned moving into the second half of 2020, and the Company’s expectation of increased loan originations in the third quarter of 2020. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the Company’s future financial and operating results and the Company’s plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others: (1) the global health and economic crisis precipitated by the coronavirus (COVID-19) pandemic, (2) actions taken by governments, businesses and individuals in response to the coronavirus (COVID-19) pandemic, (3) the pace of recovery when the coronavirus (COVID-19) pandemic subsides, (4) the possible recurrence of the coronavirus (COVID-19), (5) changes in political conditions or the legislative or regulatory environment, including governmental initiatives affecting the financial services industry, including without limitation the Coronavirus Aid, Relief, and Economic Security (or CARES) Act, (6) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated, (7) increased levels of other real estate, primarily as a result of foreclosures, (8) the impact of liquidity needs on our results of operations and financial condition, (9) competition from financial institutions and other financial service providers, (10) the effect of interest rate increases on the cost of deposits, (11) unanticipated weakness in loan demand or loan pricing, (12) greater than anticipated adverse conditions in the national economy or local economies in which we operate, including Middle Tennessee, (13) lack of strategic growth opportunities or our failure to execute on available opportunities, (14) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (15) economic crises and associated credit issues in industries most impacted by the coronavirus (COVID-19) pandemic, including the restaurant, hospitality and retail sectors, (16) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, (17) our ability to effectively manage problem credits, (18) our ability to successfully implement efficiency initiatives on time and with the results projected, (19) our ability to successfully develop and market new products and technology, (20) the impact of negative developments in the financial industry and United States and global capital and credit markets, (21) our ability to retain the services of key personnel, (22) our ability to adapt to technological changes, (23) risks associated with litigation, including the applicability of insurance coverage, (24) the vulnerability of the Bank’s network and online banking portals, and the systems of parties with whom the Company and the Bank contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches and interruptions, (25) changes in state and federal laws, rules, regulations, or policies applicable to banks or bank or financial holding companies, including regulatory or legislative developments, (26) adverse results (including costs, fines, reputational harm, and/or other negative effects) from current or future litigation, regulatory examinations, or other legal and/or regulatory actions, (27) the risk that expected cost savings and revenue synergies from (a) the merger of the Company and Tennessee Community Bank Holdings, Inc. ("TCB Holdings") (the “TCB Holdings Transaction”) or (b) the merger of the Company and First Advantage Bancorp ("FABK") (the “FABK Transaction” and, together with the TCB Holdings Transaction, collectively, the “Transactions”), may not be realized or may take longer than anticipated to be realized, (28) the effect of the Transactions on our customer, supplier, or employee relationships and operating results (including without limitation difficulties in maintaining relationships with employees and customers), as well as on the market price of the Company’s common stock, (29) the risk that the businesses and operations of TCB Holdings and its subsidiaries and of FABK and its subsidiaries cannot be successfully integrated with the business and operations of the Company and its subsidiaries or that integration will be more costly or difficult than expected, (30) the amount of costs, fees, expenses, and charges related to the Transactions, including those arising as a result of unexpected factors or events, (31) reputational risk associated with and the reaction of our customers, suppliers, employees, or other business partners to the Transactions, (32) the risk associated with Company management’s attention being diverted away from the day-to-day business and operations of the Company to the integration of the Transactions, and (33) general competitive, economic, political, and market conditions, including economic conditions in the local markets where we operate. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

RELIANT BANCORP, INC. CONSOLIDATED BALANCE SHEETS - UNAUDITED June 30, 2020, March 31, 2020 and June 30, 2019 (Dollar Amounts in Thousands)

ASSETS	June 30, 2020	March 31, 2020	June 30, 2019
Cash and due from banks	$93,838	$46,318	$35,917
Federal funds sold	638	1,714	80
Total cash and cash equivalents	94,476	48,032	35,997
Securities available for sale	249,014	256,928	290,373

Loans held for investment, net of unearned income	2,317,324	1,619,703	1,312,685
Allowance for loan losses	(18,237)	(15,121)	(11,666)
Loans, net	2,299,087	1,604,582	1,301,019

Mortgage loans held for sale, net	101,579	70,352	11,571
Accrued interest receivable	13,901	7,289	7,246
Premises and equipment, net	34,194	27,609	21,632
Operating leases right of use assets	15,452	11,473	—
Restricted equity securities, at cost	17,509	14,405	11,488
Other real estate, net	2,514	—	1,848
Cash surrender value of life insurance contracts	67,723	52,556	46,068
Deferred tax assets, net	9,787	5,426	3,133
Goodwill	51,058	50,723	43,642
Core deposit intangibles	12,293	10,486	7,745
Other assets	23,025	17,927	12,486
TOTAL ASSETS	$2,991,612	$2,177,788	$1,794,248
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$519,684	$320,553	$225,380
Interest-bearing demand	288,710	170,304	144,265
Savings and money market deposit accounts	771,505	494,750	368,764
Time	950,163	736,841	811,871
Total deposits	2,530,062	1,722,448	1,550,280
Accrued interest payable	2,918	3,995	967
Subordinated debentures	70,413	70,391	11,644
Federal Home Loan Bank advances	49,121	127,628	11,119
Dividends payable	15	9	1,008
Operating lease liability	16,591	11,761	—
Other liabilities	26,949	6,884	5,287
TOTAL LIABILITIES	2,696,069	1,943,116	1,580,305
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued to date	—	—	—
Common stock, $1 par value; 30,000,000 shares authorized; 16,631,604, 12,014,095, and 11,196,563 shares issued and outstanding at June 30, 2020, March 31, 2020, and June 30, 2019, respectively	16,632	12,014	11,197
Additional paid-in capital	232,436	184,523	166,252
Retained earnings	45,351	39,150	33,349
Accumulated other comprehensive income (loss)	1,124	(1,015)	3,145
TOTAL STOCKHOLDERS’ EQUITY	295,543	234,672	213,943
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,991,612	$2,177,788	$1,794,248

RELIANT BANCORP, INC. CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED FOR THE PERIODS INDICATED (Dollar Amounts in Thousands, Except Per Share Amounts)

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
INTEREST INCOME
Interest and fees on loans	$33,447	$20,645	$16,960
Interest and fees on loans held for sale	815	560	198
Interest on investment securities, taxable	128	451	587
Interest on investment securities, nontaxable	1,317	1,371	1,650
Federal funds sold and other	208	279	297
TOTAL INTEREST INCOME	35,915	23,306	19,692
INTEREST EXPENSE
Deposits
Demand	218	100	86
Savings and money market	1,531	975	1,051
Time	3,080	3,762	4,369
Federal Home Loan Bank advances and other	148	361	175
Subordinated debentures	982	993	198
TOTAL INTEREST EXPENSE	5,959	6,191	5,879
NET INTEREST INCOME	29,956	17,115	13,813
PROVISION FOR LOAN LOSSES	3,000	2,900	200
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	26,956	14,215	13,613
NONINTEREST INCOME
Service charges on deposit accounts	1,381	1,208	936
Gains on mortgage loans sold, net	2,248	1,573	1,225
Gain on securities transactions, net	327	—	175
Gain on sale of other real estate	11	14	—
Gain on disposal of premises and equipment	—	9	—
Other	455	478	362
TOTAL NONINTEREST INCOME	4,422	3,282	2,698
NONINTEREST EXPENSE
Salaries and employee benefits	12,464	9,237	7,706
Occupancy	2,026	1,486	1,358
Information technology	2,027	1,819	1,575
Advertising and public relations	228	353	275
Audit, legal and consulting	680	478	690
Federal deposit insurance	441	336	249
Provision for losses on other real estate	—	—	—
Merger expenses	2,632	4,186	1
Other operating	1,766	1,703	1,272
TOTAL NONINTEREST EXPENSE	22,264	19,598	13,126
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	9,114	(2,101)	3,185
INCOME TAX EXPENSE (BENEFIT)	1,634	(910)	501
CONSOLIDATED NET INCOME (LOSS)	7,480	(1,191)	2,684
NONCONTROLLING INTEREST IN NET LOSS OF SUBSIDIARY	388	976	1,555
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$7,868	($215)	$4,239
Basic net income attributable to common shareholders, per share	$0.48	-$0.02	$0.38
Diluted net income attributable to common shareholders, per share	$0.48	-$0.02	$0.38

RELIANT BANCORP, INC. SEGMENT FINANCIAL INFORMATION - UNAUDITED FOR THE PERIODS INDICATED (Dollar Amounts in Thousands)

Core Bank
	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Net interest income	$29,420	$16,782	$13,703
Provision for loan losses	3,000	2,900	200
Noninterest income	2,174	1,709	1,473
Noninterest expense (excluding merger expenses)	16,433	12,461	10,129
Merger expense	2,632	4,186	1
Income (loss) before provision for income taxes	9,529	(1,056)	4,846
Income tax expense (benefit)	1,661	(841)	607
Net income (loss) attributable to common shareholders	$7,868	$(215)	$4,239

Residential Mortgage Company
	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Net interest income	$536	$333	$110
Provision for loan losses	—	—	—
Noninterest income	2,248	1,573	1,225
Noninterest expense	3,199	2,951	2,996
Loss before provision for income taxes	(415)	(1,045)	(1,661)
Income tax benefit	(27)	(69)	(106)
Net loss	(388)	(976)	(1,555)
Noncontrolling interest in net loss of subsidiary	388	976	1,555
Net income (loss) attributable to common shareholders	$—	$—	$—

The above financial information is presented, net of intercompany eliminations.

RELIANT BANCORP, INC. SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED AT OR FOR THE STATED THREE MONTHS ENDED (Dollar Amounts in Thousands, Except Per Share Amounts)

	June 30, 2020	March 31, 2020	June 30, 2019
Per Common Share Data
Net income (loss) attributable to shareholders, per share
Basic	$0.48	$(0.02)	$0.38
Diluted	$0.48	$(0.02)	$0.38
Book value per common share	$17.77	$19.53	$19.11
Basic weighted average common shares	16,496,817	11,892,723	11,196,898
Diluted weighted average common shares	16,529,080	11,892,723	11,286,627
Common shares outstanding at period end	16,631,604	12,014,495	11,196,563

Selected Balance Sheet Data
Loans, net of unearned income	$2,317,324	$1,619,703	$1,312,685
Total assets	2,991,612	2,177,788	1,794,248
Customer deposits	2,177,782	1,376,998	1,080,180
Wholesale and other purchased funds	352,280	345,450	470,100
Total deposits	2,530,062	1,722,448	1,550,280
Total liabilities	2,696,069	1,943,116	1,580,305
Total stockholders' equity	295,543	234,672	213,943
Total liabilities and stockholders' equity	2,991,612	2,177,788	1,794,248
Selected Balance Sheet Data - Quarterly Averages
Loans held for investment	2,302,154	1,613,033	1,276,197
Earning assets(1)	2,734,898	1,985,032	1,633,903
Total assets	2,948,366	2,178,418	1,773,026
Interest-bearing liabilities	2,159,118	1,597,313	1,333,809
Total liabilities	2,659,405	1,936,519	1,560,378
Total stockholder's equity	288,961	241,899	212,648
Total liabilities and stockholder's equity	2,948,366	2,178,418	1,773,026
Selected Asset Quality Measures
Nonaccrual loans	$7,541	$3,949	$3,045
90+ days past due still accruing	8	94	22
Total nonperforming loans	7,549	4,043	3,067
Total nonperforming assets (2)	10,063	4,043	4,915
Net (recoveries) charge offs	(116)	357	(112)
Nonperforming loans to total loans	0.33%	0.25%	0.23%
Nonperforming assets to total assets	0.34%	0.19%	0.27%
Nonperforming assets to total loans and other real estate	0.43%	0.25%	0.37%
Allowance for loan losses to total loans	0.79%	0.93%	0.89%
Allowance for loan losses to nonperforming loans	241.58%	374.00%	380.37%
Net (recoveries) charge offs to average loans (3)	(0.02)%	0.09%	(0.04)%
Capital Ratios (Bank Subsidiary Only)(4)
Tier 1 leverage	11.31%	10.58%	9.58%
Common equity tier 1	11.61%	12.13%	11.48%
Total risk-based capital	12.36%	13.00%	12.33%
Selected Performance Ratios (3)
Return on average assets	1.07%	(0.04)%	0.96%
Return on stockholders' equity	10.89%	(0.36)%	7.97%
Net interest margin (tax-equivalent basis)	4.58%	3.61%	3.57%
(1)

Average earning assets is the daily average of earning assets. Earning assets consists of loans, mortgage loans held for sale, federal funds sold, deposits with banks, investment securities and restricted equity securities.

(2)	Nonperforming assets consist of nonperforming loans (excluding troubled debt restructurings) and other real estate.
(3)	Data has been annualized.
(4)	Current quarter capital ratios are estimated.

RELIANT BANCORP, INC. YIELD TABLES - UNAUDITED FOR THE PERIODS INDICATED (Dollar Amounts in Thousands)

The following table sets forth the amount of our average balances, interest income or interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for interest-earning assets and interest-bearing liabilities, net interest spread and net interest margin for the periods indicated below:

	Three Months Ended June 30, 2020			Three Months Ended March 31, 2020			Three Months Ended June 30, 2019
	Average Balances	Rates / Yields (%)	Interest Income / Expense	Average Balances	Rates / Yields (%)	Interest Income / Expense	Average Balances	Rates / Yields (%)	Interest Income / Expense
Interest earning assets
Loans	$2,302,154	5.68	$32,498	$1,613,033	5.01	$20,077	$1,276,197	5.18	$16,481
Loan fees	—	0.30	1,739	—	0.22	890	—	0.25	782
Loans with fees	2,302,154	5.98	34,237	1,613,033	5.23	20,967	1,276,197	5.43	17,263
Mortgage loans held for sale	85,313	3.84	815	47,685	4.72	560	14,502	5.48	198
Deposits with banks	66,031	0.30	50	36,062	1.38	124	30,342	1.53	116
Investment securities - taxable	66,234	0.78	128	74,688	2.43	451	77,405	3.04	587
Investment securities - tax-exempt	193,216	3.51	1,688	197,241	3.56	1,748	222,149	3.77	2,090
Federal funds sold and other	21,950	2.90	158	16,323	3.82	155	13,308	5.46	181
Total earning assets	2,734,898	5.45	37,076	1,985,032	4.86	24,005	1,633,903	5.02	20,435
Nonearning assets	213,468			193,386			139,123
Total assets	$2,948,366			$2,178,418			$1,773,026
Interest bearing liabilities
Interest bearing demand	$279,171	0.31	$218	$186,236	0.22	$100	$141,997	0.24	$86
Savings and money market	731,278	0.84	1,531	459,756	0.85	975	374,406	1.13	1,051
Time deposits - retail	749,566	1.15	2,152	541,545	1.85	2,496	612,148	2.14	3,263
Time deposits - wholesale	201,307	1.85	928	229,820	2.22	1,266	169,956	2.72	1151
Total interest bearing deposits	1,961,322	0.99	4,829	1,417,357	1.37	4,837	1,298,507	1.71	5,551
Federal Home Loan Bank advances	127,399	0.47	148	109,349	1.33	361	23,668	2.20	130
Subordinated debt	70,397	5.61	982	70,607	5.66	993	11,634	6.83	198
Total borrowed funds	197,796	2.30	1,130	179,956	3.03	1,354	35,302	3.73	328
Total interest-bearing liabilities	2,159,118	1.11	5,959	1,597,313	1.56	6,191	1,333,809	1.77	5,879
Net interest rate spread (%)/ Net interest income ($)		4.34	31,117		3.30	17,814		3.25	14,556
Noninterest bearing deposits	468,620	(0.20)		312,137	(0.26)		218,512	(0.25)
Other noninterest bearing liabilities	31,667			27,069			8,057
Stockholder's equity	288,961			241,899			212,648
Total liabilities and stockholders' equity	$2,948,366			$2,178,418			$1,773,026
Cost of funds		0.91			1.30			1.52
Net interest margin		4.58			3.61			3.57

Yield Table Assumptions - Average loan balances are inclusive of nonperforming loans. Yields computed on tax-exempt instruments are on a tax equivalent basis including a state tax credit included in loan yields of $779, $304, and $300, respectively, for the three months ended June 30, 2020, March 31, 2020, and June 30, 2019. Net interest spread is calculated as the yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. Net interest margin is the result of net interest income calculated on a tax-equivalent basis divided by average interest earning assets for the period. Changes in net interest income are attributed to either changes in average balances (volume change) or changes in average rates (rate change) for earning assets and sources of funds on which interest is received or paid. Volume change is calculated as change in volume times the previous rate while rate change is change in rate times the previous volume. Changes not due solely to volume or rate changes are allocated to volume change and rate change in proportion to the relationship of the absolute dollar amounts of the change in each category.

RELIANT BANCORP, INC. NON-GAAP FINANCIAL MEASURES FOR THE PERIODS INDICATED (Dollar Amounts in Thousands, Except Per Share Amounts) (Unaudited)

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
NON-GAAP FINANCIAL MEASURES
Adjusted net interest margin (1)
Tax equivalent net interest income (1)(2)	$31,117	$17,814	$14,555
Purchase accounting adjustments	(5,232)	(527)	(448)
Tax credits	(779)	(304)	(300)
Adjusted net interest income	$25,106	$16,983	$13,807
Adjusted net interest margin	3.70%	3.44%	3.39%

Adjusted net income (loss) attributable to common shareholders and related impact (1)(3)
Net income (loss) attributable to common shareholders	$7,868	$(215)	$4,239
Merger expenses	2,632	4,186	1
Pre-tax adjustments to net income	2,632	4,186	1
Tax effect of adjustments to net income	565	1,032	—
After tax adjustments to net income	$2,067	$3,154	$1
Adjusted net income attributable to common shareholders	$9,935	$2,939	$4,240
Adjusted return on average assets (4)	1.35%	0.54%	0.96%
Adjusted return on average stockholders' equity (4)	13.75%	4.86%	7.98%

Adjusted net income attributable to common shareholders, per diluted share	$0.60	$0.25	$0.38

Average tangible stockholders' equity: (1)
Average stockholders' equity	$288,961	$241,899	$212,648
Less: average goodwill	51,058	50,723	43,642
Less: average core deposit intangibles	12,529	10,750	7,834
Net average tangible common equity	$225,374	$180,426	$161,172

Return on average: (1)(4)
Tangible common equity (ROATCE)	13.96%	(0.48)%	10.52%
Adjusted ROATCE	17.63%	6.52%	10.52%
(1)	Not a recognized measure under generally accepted accounting principles (GAAP).
(2)	Amount includes tax equivalent adjustment to quantify the tax equivalent net interest income.
(3)

Beginning the quarter ended September 30, 2019, purchase accounting adjustments will no longer be included in the adjusted net income calculation as these have been determined to be ordinary course of business. All historical periods above have been adjusted to reflect this change.

(4)	Data has been annualized.

RELIANT BANCORP, INC. NON-GAAP FINANCIAL MEASURES FOR THE PERIODS INDICATED (Dollar Amounts in Thousands, Except Per Share Amounts) (Unaudited)

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Tangible assets: (1)
Total assets	$2,991,612	$2,177,788	$1,794,248
Less: goodwill	51,058	50,723	43,642
Less: core deposit intangibles	12,293	10,486	7,745
Net tangible assets	$2,928,261	$2,116,579	$1,742,861

Tangible equity: (1)
Total stockholders' equity	$295,543	$234,672	$213,943
Less: goodwill	51,058	50,723	43,642
Less: core deposit intangibles	12,293	10,486	7,745
Net tangible common equity	$232,192	$173,463	$162,556

Ratio of tangible common equity to tangible assets	7.93%	8.20%	9.33%

Tangible book value per common share (TBVPS): (1)
Net tangible equity	$232,192	$173,463	$162,556
Common shares outstanding	16,631,604	12,014,495	11,196,563
TBVPS	$13.96	$14.44	$14.52

Core bank efficiency ratio (excludes mortgage segment and merger expense)(1)
Non-interest expense	$16,433	$12,461	$10,129

Net interest income	29,420	16,782	13,703
Tax equivalent adjustment for tax exempt interest income	1,161	699	742
Non-interest income	2,174	1,709	1,473
Less gain on sale of other real estate	(11)	(14)	—
Less gain on sale of securities	(327)	—	(175)
Less gain on disposal of premises and equipment	—	(9)	—
Adjusted operating income	$32,417	$19,167	$15,743

Efficiency Ratio	50.69%	65.01%	64.34%

Adjusted loan loss allowance: (1)
Allowance for loan losses	$18,237	$15,121	$11,666
Purchase loan discounts	21,939	4,586	3,688
Loan loss reserve and purchase loan discounts	$40,176	$19,707	$15,354

Allowance for loan losses and purchase loan discounts to total loans	1.73%	1.22%	1.17%

(1) Not a recognized measure under generally accepted accounting principles (GAAP).

Contacts

DeVan Ard, Jr., Chairman and CEO, Reliant Bancorp, Inc. (615.221.2087)